Exhibit 99.2

Trevor Fetter

Investor Call

January 11, 2011

7:30 AM (CT) / 8:30 AM (ET)

[Tom Rice reads Safe harbor Language]

Slide 1: Tenet Healthcare Corporation Presentation to Investors

Thank you, Tom, and good morning everyone, and thanks for joining us. We decided to hold this call, instead of attending the JP Morgan conference, in order to have sufficient time to cover more topics. We also wanted to allow the analyst community to ask questions. To those of you on the west coast, I’m sorry to hold the call so early, but since we’re issuing preliminary results for 2010 and an EBITDA Outlook for 2011 and beyond, we wanted to complete the call before the market opens.

Before I start with our results and Outlook, I want to briefly address the unsolicited proposal we received in November from Community Health.

As you know, in December our Board of Directors unanimously determined that the Community Health proposal of $6.00 per share in cash and stock grossly undervalued Tenet and was not in the best interests of Tenet or its stockholders. The Tenet Board believes that Community Health’s proposal does not reflect the value of our compelling growth prospects, and that Tenet’s stockholders – not Community’s stockholders – deserve to benefit from Tenet’s growth.

[PAUSE]

At the conclusion of my prepared remarks today my colleagues and I are happy to take your questions. Let’s now turn to the presentation. The slides we’re using are at both tenethealth.com and streetevents.com.

Slide 2: Forward-Looking Statements

Slide 3: The Hospital Industry: A Compelling Investment

Many of you know us very well. But for those of you who are new to the Tenet story, let me take just a minute to provide some background.

I’d like to start with some brief comments about our industry, so please turn to Slide 3.

With large barriers to entry, a lack of foreign competition, and limited risk of substitution, this has always been viewed as a stable industry. The industry has suffered a bit during the recession, but is now at a positive inflection point as we begin the New Year: 2011 is when the baby boomers begin to enter the Medicare program, and they do so at the rate of a new beneficiary every eight seconds.

The growth rate of the population 65 and over will double, from 1.5% to more than 3%, between 2010 and 2012. And per-capita spending on healthcare nearly doubles between age 50 and age 65.

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In addition to aging, the population is becoming increasingly obese. While this poses challenges for our country, these are secular trends that will drive higher growth in demand for hospital services compared with the last decade.

The Affordable Care Act, enacted last year, also changes the landscape for our industry in a positive way.

In addition to these powerful forces, as the economy pulls out of the recession, we should see positive cyclical trends as well. Rising unemployment has contributed to a cyclical decrease in utilization and an increase in bad debt expense. These factors have put recent pressure on hospital industry margins and growth rates.

Slide 4: Tenet at a Glance

Slide 4 provides a brief overview of Tenet. The Company consists of 49 acute care hospitals and 81 freestanding outpatient centers in 11 states. We also provide services, mainly in the revenue cycle, to hospitals outside of Tenet.

In 2010, these three businesses, inpatient, outpatient and services, together generated more than $9 billion in annual revenue and approximately one billion fifty million dollars of EBITDA. We anticipate EBITDA will increase in 2011 to a range between one billion one hundred fifty million to one billion two hundred fifty million dollars.

In terms of corporate governance, we believe we have one of the finest boards in the industry. Collectively, our directors have an impressive professional history with personal accomplishments in healthcare, government, or in corporate management. I am the only insider on the board, and no two board members serve together on any other boards or have any other interlocks. Please refer to Appendix C for a more complete description of our board.

Slide 5: Q42010 Preliminary Performance Highlights and EBITDA Outlook

While it would be premature to provide a “pre-release” of Q4 results, we do know enough about our performance in the quarter to make some preliminary statements. The information on Slide 5 and Appendix A provides the highlights and a starting point for the longer term Outlook I’ll discuss in a moment.

First, it’s important to note that we now expect to recognize in 2011 the $64 million from the California Provider Fee program that we had expected to recognize in 2010. The conditions necessary to record that income in 2010 were not met, and as of yesterday, official approval of the program from CMS had yet to be granted, although it is expected within days. Setting aside this item, our operations performed very well in 2010.

For the full year 2010, we estimate that we will achieve EBITDA of one billion fifty million dollars, approximately $280 million of which we generated in the fourth quarter. As you can see from the slide, these core operating results exceeded the high end of the relevant range reflected in our November Outlook.

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This performance was supported by improving statistics in both inpatient and outpatient volumes in the fourth quarter, during which time both total and commercial volumes, while still negative, were better than the trend in Q3.

Outpatient visits grew by approximately 2.9%, driven by our recent outpatient acquisitions.

In addition to improving volume trends, we continued to be very effective in managing costs. We had favorable malpractice trends, and we benefitted from the impact of rising interest rates on malpractice expense.

Slide 6: Our National Hospital and Outpatient Center Footprint

Slide 6 shows our geographic footprint. You can see our presence is primarily in the southern half of the U.S., with market concentrations in California, Texas, and Florida. We operate primarily urban or suburban hospitals serving fast growing metropolitan markets. Our hospitals tend to be large. We have four academic medical centers.

Although the markets we serve have had above-average population growth in the past decade, certain markets have had higher-than-average levels of uninsured populations and unemployment. But we believe we’re in good markets for the future, and that we’re well positioned within those markets. Under the Affordable Care Act, the historic disadvantage of being in states with high numbers of uninsured people is mitigated as many of these people gain insurance.

Slide 7: Tenet Healthcare: A Compelling Investment

[PAUSE]

Slide 7 demonstrates that like the industry itself, Tenet represents a compelling value to investors. Tenet has continued to deliver strong growth in earnings. We have established a consistent strategy driven by innovative, high margin, capital efficient initiatives that have significant runway in front of them. And we’ve run our Company with a high degree of integrity, providing extensive transparency and emphasizing clinical quality and regulatory compliance.

With these key initiatives in place along with continued industry trends, we expect to exceed current industry margins within the period of the Outlook we’re providing today.

Slide 8: Significant Positive Momentum – Multiple Value Drivers

Slide 8 provides a summary view of the primary drivers of economic value. As you can see, each of these drivers is moving in the right direction, and those positive trends are well-established.

Let’s start with the chart in the upper left. Despite difficult headwinds, since 2006 we’ve grown revenues steadily at an annual rate of 5%, which is consistent with our long-term Outlook. This growth has been fueled by our improved managed care pricing, which reflects our superior value proposition. This is an organic story; not one driven by acquisitions.

The EBITDA and margin chart in the upper right illustrates powerful growth over the last seven years. We’ve more than doubled EBITDA and margin since 2004—and this is presented on the same base of 49 hospitals we have today.

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On the lower left, you can see the significant reductions in debt, which along with improved earnings, has produced one of the more solid balance sheets in the industry.

The chart on the lower right shows how we’ve dramatically increased Return on Invested Capital. As this is one of the most fundamental measures of value creation, we are proud of our track record and expect to continue achieving growth in ROIC.

Slide 9: Tenet Has Led Same-Hospital Admissions Growth over the Last 15 Quarters

Slide 9 compares Tenet’s volume growth at our 49 hospitals to that of our largest peers for the period Q1 2007, the first year following our 2006 settlement with the Department of Justice, to Q3 2010, the most recent quarter for which comparable statistics are available.

What this chart shows is that in six of those 15 quarters, Tenet reported the strongest admissions growth compared to our largest competitors. In 14 out of the 15 quarters, we ranked first or second among these three companies.

[PAUSE]

Slide 10: Strong Organic Net Revenue Growth

The revenue growth you see on Slide 10 is organic, and as I mentioned earlier, has grown at a steady and consistent rate of 5% since 2006.

[PAUSE]

Slide 11: Tenet’s Same-Hospital EBITDA Growth Has Outpaced Its Largest Peers in Eight out Of the Last 15 Quarters

Slide 11 compares Tenet’s EBITDA growth at our 49 hospitals to our largest peers since the beginning of 2007. In eight of these 15 quarters, or more than half of the time, Tenet ranked first in same-hospital EBITDA growth.

Slide 12: Tenet’s EBITDA Margins Have Expanded 590 Basis Points Since 2004

Slide 12 provides a closer look at Tenet’s strong growth in EBITDA and EBITDA margin since 2004.

EBITDA growth has averaged a compound annual increase of 16% during this seven-year period. This track record clearly demonstrates our long-term ability to produce superior and sustained earnings growth. Of course, this is the most fundamental of value drivers. It’s also important to note that this seven-year period of sustained growth included the most significant recession in 70 years.

Again, I want to remind you that this growth is virtually all organic. This is not an acquisition story. We have grown through cost control and quality initiatives coupled with improved pricing. We did it against strong headwinds. And we accomplished this growth while significantly de-leveraging and de-risking the Company.

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Slide 13: Tenet’s Consistent EBITDA Improvement Relative to Peers Has Narrowed the Margin Gap

Slide 13 puts our margin growth in context. Tenet has grown margins at the same time peer margins have declined. To be specific: Tenet expanded margins by 590 basis points while the industry, excluding Tenet, suffered margin erosion of 230 basis points.

This margin differential is now just 260 basis points and we expect to more than close this gap over the next few years. In just a moment, I’ll discuss the specific initiatives we are using to close the remaining margin gap.

Slide 14: Tenet Has One of the Lowest Leverage Ratios and Longest Maturity Profiles in the Industry

Slide 14 provides a more detailed look at our risk profile. I showed you earlier how we reduced debt and repaid our obligation to the government. On this chart you can see that whether you look at our leverage ratio compared to our industry peers, or the weighted average debt maturities, Tenet has one of the better risk profiles in the industry.

[PAUSE]

Slide 15: Well-Defined Growth Strategy

Beginning with slide 15, I’d like to transition from our past performance to our future.

We are focusing on organic growth, building high margin businesses, and growing EBITDA, free cash flow and ROIC. This is reinforced and incentivized throughout the organization.

To this end, we increased our focus on growing outpatient volumes, we significantly expanded our high-growth revenue cycle business, and emphasized physician alignment as a way to build our service lines and capture the benefits of the operating leverage inherent in our business.

The foundation for these growth strategies includes integrated clinical systems that are driving quality and efficiency and providing an enhanced value proposition to our physicians. And, as in the past, we maintain high standards of clinical quality and regulatory compliance.

Slide 16: Seven Key Drivers of a 16-18% EBITDA Margin

On Slide 16, we’ve translated these strategies into the seven key drivers toward a 16% - 18% EBITDA margin. This list should look very familiar to anyone who has seen our investor presentations over the past year.

Let’s take a closer look at each of these drivers.

Slide 17: Targeted Acquisitions and Organic Growth Will Drive Meaningful EBITDA Margin Expansion

Slide 17 illustrates our first initiative: significant expansion of our outpatient services business. The current market remains uniquely attractive for outpatient acquisitions. We closed on 24 outpatient acquisitions in 2010 for a total outlay of $65 million. We expect these acquisitions will contribute an additional $25 million to EBITDA in 2011 and more in subsequent years.

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Our pipeline is strong, so we anticipate our 2011 acquisition program will continue at a similar pace to last year’s. We expect the partial year contribution from 2011 acquisitions to generate an additional $10 million of EBITDA. We should achieve full contribution from the 2010 and 2011 acquisitions by 2013, when we will have a $65 million run-rate from that point forward.

Even though we expect to continue making outpatient acquisitions, as a practice we do not include unidentified acquisitions in our earnings Outlook. Therefore our earnings Outlook through 2015 includes only the $65 million run rate from outpatient acquisitions we have completed or for which we have visibility today.

[PAUSE]

Slide 18: Conifer Ranks among Revenue Cycle Industry Leaders

Our revenue cycle business, which you’ll see highlighted on Slide 18, operates under the brand name ‘Conifer’. Although we’ve talked about Conifer at investor meetings over the past few years, and many of you have met the leaders of Conifer, I believe that some investors may not fully appreciate the potential of this business.

This slide compares Conifer’s key metrics to the only comparable publicly-traded company, Accretive Health. This side-by-side comparison demonstrates that these two businesses, Conifer and Accretive, are similar in magnitude.

Given the comparable size of its business, please note that Accretive, which went public in 2010, has a current enterprise value of approximately $1.5 billion. As Conifer gains momentum and becomes a greater contributor to our earnings, we expect this will become a more visible source of value in our shares.

Conifer is highly strategic to driving superior performance for Tenet in the revenue cycle. Over the past five years, it has driven Tenet’s reduction in Accounts Receivable days from 58 days to 46 days today, an improvement that has unlocked approximately $300 million in cash. Conifer has also reduced our billing cycle times by almost 35%. We achieved almost 40% of our self-pay collections at the point of service in 2010, up 12 points from five years ago.

Conifer has also contributed to our cash generation by assisting otherwise uninsured patients in qualifying for government programs. Last year, Conifer enabled 100,000 of our patients who were otherwise uninsured to qualify for state Medicaid programs.

As most of you know, the sales cycle on outsourcing services can be very long, but Conifer has already made significant penetration in the market and built a substantial pipeline for future sales, so we have a high degree of confidence in the $85 million of incremental EBITDA contribution we’ve incorporated into our 2015 earnings Outlook.

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Slide 19: Medicare Performance Initiative Will Continue To Deliver Significant Cost Savings

Slide 19 describes the growing earnings contribution we expect from our “Medicare Performance Initiative”, or “MPI”.

MPI is built on a unique foundation of information systems capabilities and analytic tools we developed at Tenet. These systems and tools give us excellent insights into our business, and enable us to work with physicians to improve quality and reduce variation in resource utilization.

MPI was launched in early 2009. In the first year, we launched the program with an examination of the Top 5 DRGs, or “Diagnostic Related Groups” at each of our hospitals. For those new to our industry, DRG is a Medicare term that has become a common language for describing specific services.

The concept driving MPI is to identify best practices among our physicians for these targeted DRGs. We then identify physician champions to lead the adoption of those practices by other physicians. The goal is safer, better care at a lower cost.

In MPI, we can identify not only the profitability of each physician for each DRG, but also the specific reasons why the clinical practices of individual physicians might make or lose money for the hospital.

While physicians generally like to think their procedures are profitable for hospitals, if they use overly expensive supplies or keep patients in the hospital too long, those thin Medicare margins evaporate. While today there are no consequences to the physician within Medicare, there can be consequences in managed care. We help the physicians understand when their clinical practices could cause them to be dropped from a managed care network. We can help the physicians remain in network, reduce costs, improve profitability, and increase clinical quality. Everyone wins.

Those of you who have followed Tenet closely may remember a slide with bubble charts for DRG 871 and a certain Doctor #6. His costs per case had improved significantly in the 12 months post-MPI implementation, but were still at a level which lost money for the hospital. In preparing this presentation, we checked on Doctor #6 and found that for the last six months both the variable costs per case and average length of stay for his patients have declined. Thanks to MPI, his cases in DRG 871 are now solidly profitable for the hospital.

[PAUSE]

Alongside MPI, we have had other related programs to help reduce costs. These include standardization and purchasing initiatives related to supplies, length of stay and case management initiatives, labor productivity initiatives and standardization of clinical care. Some of these are more mature than others, but all are expected to achieve significant benefit going forward and are included in the aggregate savings we target as part of MPI.

As we expand MPI to a larger number of hospitals in 2011, we expect to build on the savings achieved in 2010 and add an incremental $50 million in savings, annually, to that base. Since these annual savings are cumulative, by 2015, we expect MPI to achieve a $250 million reduction in our cost base.

Because MPI, our Medicare Performance Initiative, is so important, we’ve included supplemental slides on the topic in Appendix B of this presentation.

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Slide 20: HIT Investments Improve Clinical Outcomes and Operational Efficiencies

Slide 20 provides some important insights into our substantial investments in Health IT. We are spending $620 million on advanced clinical systems from 2009 to 2014, which is offset in large part by aggregate federal incentives of $320 million. These investments suppressed our earnings growth in 2010 and will do so again in 2011. But the impact on earnings turns positive next year, in 2012, as we expect federal incentive payments to exceed our implementation costs by $10 million. It’s important to remember that we would have made these investments over time in any event, but the federal incentives motivated us to accelerate the program.

There are two important things not to miss on this slide. The first is the line with a circle around it. That’s the effect on EBITDA, assuming zero operating benefits, but just netting the cost against the incentive payments. The second important point is off to the right. The penalties for not implementing these systems are significant: there are penalties in perpetuity which have a net present value of approximately $315 million.

It makes sense to invest in these systems, and even more sense to maximize the incentives and minimize the penalties, because advanced clinical systems are essential to patient care, the competitiveness of our hospitals, and the satisfaction of our physicians.

Slide 21: Reduced Bad Debt Expense Expected To Contribute To EBITDA Growth

Turning to Slide 21, an economic recovery should help us reduce bad debt expense. Conifer is also expected to contribute to a decline in bad debt. From 2006 to the second quarter of 2008, Conifer drove our self-pay collection rate from 32% to 36%.

Since then, recessionary pressures have driven collection rates back down to 29%. An economic recovery alone should drive these collection rates back toward our pre-recession level of 36%, and we believe Conifer will improve our collection rate to a level above that.

Slide 22: Increase in Capacity Utilization Provides Significant Upside Opportunity

As you can see on Slide 22, we have plenty of available inpatient capacity, and our long range outlook is to improve modestly in comparison to our peak capacity utilization in the past five years. Like the impact from reduced bad debt, we assume a major portion of this contribution will be driven by the economic recovery, as economic and job growth drives volume growth.

Tenet is currently operating at a 50% utilization rate for licensed beds, which means that we have no near-term capacity constraints, but rather, significant upside potential for earnings. We estimate that incremental inpatient volume has roughly a 40% margin. The operating leverage in our business model provides upside coming out of the recession. Of course it’s more than just a macroeconomic story. We have a series of volume-building initiatives to augment industry-average volume growth.

Slide 23: Affordable Care Act Expected To Increase Volumes

Slide 23 outlines the impact on profitability from the Affordable Care Act, otherwise known as healthcare reform. The Act is negative to earnings in the near-team, but distinctly positive beginning in 2014.

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Of course, there are many uncertainties in projecting the ultimate impact of recent legislation post-2014. One of the most difficult parts is estimating the changes in utilization of healthcare services by today’s uninsured and charity patients as they become insured. It’s safe to assume that newly insured people will consume more healthcare services, on which we expect good margins as a result of the operating leverage I spoke about earlier. It is very subjective at this point as to what the pricing, payer and case mix will be. Our best estimate is that the net impact on earnings will be positive as you will see in our earnings walk forward.

In 2014, we anticipate that inpatient volumes could surge by as much as 7 and one-half percent, and outpatient visits could grow by 5%.

The most important take-away from this discussion is that while uncertainties make it difficult to predict the precise impact of the law on the profitability of the industry, there is no question that our geographic presence and business model will position Tenet to capture substantial net benefits from this new law.

Slide 24: EBITDA Outlook for 2010 & 2011

Putting this all together, I’d like now to turn to our near-term and long-term Outlooks for our financial performance, which you can see on Slide 24.

We won’t release our final results for 2010 until mid- to late-February, but our preliminary estimate for 2010 EBITDA is approximately one billion fifty million dollars.

Our initial Outlook for 2011 EBITDA is a range of one billion one hundred fifty million to one billion two hundred fifty million dollars, or 10-20% growth over 2010. Since the California Provider Fee is now expected to be recorded in 2011 and will not be recorded in 2010, if you set aside that item entirely, the growth range is expected to be from 3-13%.

Our cash balance at December 31, 2010 was approximately $400 million, reflecting favorable EBITDA performance offset by capital spending of approximately $460 million, and working capital and other liability changes.

The assumptions underlying our 2011 Outlook are appropriately conservative, reflecting the uncertain strength of the economic recovery. More specifically, we are assuming total admissions will be flat to down one percent. The adverse payer shift we have experienced in recent years is assumed to continue into 2011, with an unfavorable impact of approximately $25 million.

We are assuming the headwinds from bad debt expense will continue. And while we also included $35 million of negative EBITDA associated with the Health IT expenses in the year, I want to remind you that that this is the last year in which our Health IT program will be a net financial drag on our reported earnings.

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Slide 25: Tenet Has Consistently Exceeded Initial Annual Outlook in 2009 and 2010

Slide 25 is intended to place our 2011 Outlook in context. This graph compares our initial Outlooks to our ultimate performance in 2009 and 2010. It shows we have ‘under-promised and over-delivered’. While we strive to be as accurate as possible in issuing our Outlooks, we also try to avoid unwarranted optimism. Since we explicitly identified the California Provider Fee each time we issued our 2010 Outlook, we have excluded it from 2010 for this purpose.

Slide 26: Long-Term Outlook: 2010-2015

Slide 26 summarizes our high-level overview of the Outlook for the next five years.

We are expecting revenue growth to stay in the same, well-established 4-6% range we achieved over the last five years. This revenue growth reflects continued pricing improvement balanced by modest volume growth through 2013, enhanced by the volumes expected as a result of the Affordable Care Act in 2014 and 2015. While it fully reflects pricing pressure from the federal health legislation, this is offset by an improving outpatient mix and strong growth from Conifer.

In the middle of our range, annual EBITDA growth is expected to average 14%, slightly lower than the 16% compound annual growth we’ve generated over the last six years.

By 2015, we expect our margin in the middle of the EBITDA range to be 16-18%, exceeding today’s industry average.

Meeting these objectives corresponds to annual EPS growth of 37-50%.

EPS growth will be accelerated by our utilization of our two billion dollar NOL. Based on these assumptions, we expect the NOL to be fully utilized by 2014 or 2015.

Throughout this period, we expect to continue to invest in our hospitals. We reflected those investments by including annual capital expenditures in a range of 450 million to 550 million dollars.

Slide 27: Tenet’s EBITDA Growth

Slide 27 provides an illustration of the EBITDA generated under this Outlook. What’s most notable about this growth trajectory is that it’s actually 200 basis points lower than our track record for EBITDA growth going back to 2004. At the high end of the 2015 range, the growth rate is actually equal to that of the past six years.

Slide 28: EBITDA Walk-Forward 2010-2013

We thought it would be helpful to disaggregate our 2015 Outlook into two segments: looking first at the period prior to the implementation of the most significant pieces of the Affordable Care Act in 2014, and next at our expectation for the first two years after full implementation of the Act – namely 2014 and 2015.

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Slide 28 summarizes our Outlook for the first of these two time periods. This slide provides detail on the contributions to EBITDA growth from 2010 to 2013 from our seven primary growth drivers. Note that while outpatient, Conifer, MPI and Health IT are making significant contributions, aggregating $330 million by 2013, our assumption on the impact from reduced bad debt is modest, at $25 million. And, we include a $90 million adverse impact from healthcare reform. This $90 million is primarily the impact of the Medicare pricing concessions that the industry accepted as part of the political process of enacting healthcare reform.

Volume growth, pricing and enhanced operating leverage, net of continued adverse payer mix shifts are expected to contribute $80 million by 2013. We also expect run rate improvement in Medicaid funding, including follow-on California Provider Fees and Provider Fees in other states, to contribute an additional $40 million in this period.

These assumptions result in the mid-point of our 2013 EBITDA Outlook coming in at one billion four hundred thirty-five million dollars and a margin of 13-14%, which is sufficient to close roughly 80% of the margin gap relative to current peer group performance.

This growth trajectory provides significant value creation for our shareholders. But, as we move into 2014 and 2015, with all aspects of the Affordable Care Act coming into play, we expect additional acceleration in our earnings growth.

Slide 29: EBITDA Walk-Forward 2013-2015

Slide 29 starts from the mid-point of our 2013 Outlook with an EBITDA of one billion four hundred thirty-five million dollars, and builds to our mid-point for our 2015 Outlook of two billion dollars.

To remain conservative, you’ll note we added no incremental EBITDA contribution during this time period from additional acquisitions in our outpatient business, consistent with our practice of not including unidentified acquisitions.

Conifer and MPI continue to make significant contributions however, contributing an incremental $50 million and $100 million, respectively. Our Health IT initiative will contribute an estimated positive $44 million in 2015, which is roughly $10 million less than it will contribute to 2013 EBITDA, hence the negative $10 million on this chart.

The impact from healthcare reform is expected to add more than $230 million to EBITDA in 2015 relative to 2013. This impact reflects the increased utilization of our hospitals and outpatient centers by previously uninsured segments of our patient population. This aggregate contribution reverses the unfavorable $90 million impact we expect through 2013, and adds as much as $140 million beyond this breakeven point.

Volumes, pricing and operating leverage continue to drive growth, adding almost $200 million to our 2015 Outlook. In part, this growth reflects a stabilization in payer mix, which had been assumed to be eroding through 2013.

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The aggregate impact from these items puts the mid-point of our 2015 Outlook at two billion dollars, with a margin of 16-18%. By this point, we expect to have more than fully closed the current margin gap relative to the peer group.

We believe this Outlook is realistic and, as I mentioned, was prepared as part of our normal long-range planning last Fall, and reflects 2010 results. We believe it creates meaningful shareholder value. Under normal circumstances we wouldn’t provide an outlook so far into the future, but we felt it was important for shareholders to make their own determinations regarding the value and achievability of the plan.

Slide 30: Tenet Healthcare: A Compelling Investment

To summarize on Slide 30, I made several points at the outset about our industry being at an inflection point with strong favorable trends. Moreover, Tenet represents a compelling investment within the industry. We have produced an enviable track record of growth in the real drivers of shareholder value.

The growth we’ve generated is the product of a clear and consistent strategy that has built significant momentum. It hasn’t been easy. We’ve generated this growth through the basics of a high quality value proposition for our customers, very effective cost controls, and investments in technology and our physical plants. We have dramatically reduced our risk profile and financial leverage. We emphasize high standards of clinical quality and regulatory compliance, and our strategies are sustainable.

Once again, we exceeded our operating targets in 2010 and we look forward to building on that momentum in the year ahead.

[PAUSE]

This concludes my prepared remarks, but before I ask the operator to open the call to Q&A, I have a couple of requests. Due to our limited time, and in fairness to others in the queue, I’d like to request that you ask just one question. And because we are constrained in what else we can discuss, I’d also ask that you limit your questions to our fundamentals and Outlook. Finally, I don’t anticipate that we’ll be able to get through the queue entirely, so if you have a question and we aren’t able to call on you, please feel free to call us later this morning at 469-893-2522.

Operator, please open the call to questions.

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Forward-Looking Statements

Certain statements contained in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among others, the following: the passage of heath care reform legislation and the enactment of additional federal and state health care reform; other changes in federal, state, or local laws and regulations affecting the health care industry; general economic and business conditions, both nationally and regionally; demographic changes; changes in, or the failure to comply with, laws and governmental regulations; the ability to enter into managed care provider arrangements on acceptable terms; changes in Medicare and Medicaid payments or reimbursement; liability and other claims asserted against the Company; competition, including the Company’s ability to attract patients to its hospitals; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care; changes in business strategy or development plans; the ability to attract and retain qualified personnel, including physicians, nurses and other health care professionals, and the impact on the Company’s labor expenses resulting from a shortage of nurses or other health care professionals; the significant indebtedness of the Company; the Company’s ability to integrate new businesses with its existing operations; the availability and terms of capital to fund the expansion of the Company’s business, including the acquisition of additional facilities; the creditworthiness of counterparties to the Company’s business transactions; adverse fluctuations in interest rates and other risks related to interest rate swaps or any other hedging activities the Company undertakes; the ability to continue to expand and realize earnings contributions from the Company’s Conifer revenue cycle management and patient communication businesses; and its ability to identify and execute on measures designed to save or control costs or streamline operations. Such factors also include the positive and negative effects of health reform legislation on reimbursement and utilization and the future designs of provider networks and insurance plans, including pricing, provider participation, coverage and co-pays and deductibles, all of which contain significant uncertainty, and for which multiple models exist which may differ materially from the Company’s expectations. Certain additional risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. The Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Non-GAAP Information

This presentation includes certain financial measures such as Adjusted EBITDA, which are not calculated in accordance with generally accepted accounting principles (GAAP). Management recommends that you focus on the GAAP numbers as the best indicator of financial performance.

These alternative measures are provided only as a supplement to aid in analysis of the Company.

Reconciliation between non-GAAP measures and related GAAP measures can be found in Appendix D to the slide presentation.

Additional Information

Tenet Healthcare Corporation (“Tenet”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with its 2011 annual meeting of stockholders. Any definitive proxy statement will be mailed to stockholders of Tenet. INVESTORS AND SECURITYHOLDERS OF TENET ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Tenet through the website maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Tenet and certain of its respective directors and executive officers are deemed to be participants under the rules of the SEC. Information regarding these participants is contained in a filing under Rule 14a-12 filed by Tenet with the SEC on January 7, 2011. This filing and other documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.